EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Prime Air, Inc. (the "Company") on Form 10-QSB/A for the period ending March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"). I, Blaine Haug, Chief Executive Officer and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated:  April  30,  2004             /s/  Blaine  Haug
                                     -----------------
                                     Blaine  Haug
                                     Chief  Executive  Officer  and
                                     Chief  Financial  Officer
                                     (Principal  Executive  Officer  and
                                     Principal Financial and Accounting Officer)


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